SUB-ITEM 77Q1(a)


                           SHORT-TERM INVESTMENTS CO.

                           CERTIFICATE OF CORRECTION


         SHORT-TERM INVESTMENTS CO., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: This Certificate of Correction is being filed to correct the Articles Supplementary of the Corporation which were filed with the State of Maryland on Thursday, October 5, 2000.

         SECOND: The provisions of the Articles Supplementary of the Corporation that are being corrected originally read as follows:

         "IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on October 18, 2000."

         THIRD: The foregoing provisions of the Articles Supplementary of the Corporation are hereby corrected to read as follows:

         "IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on October 4, 2000."



         The undersigned Vice President acknowledges this Certificate of Correction to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in this Certificate with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused this Certificate of Correction to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on October 10, 2000.

                                                 SHORT-TERM INVESTMENTS CO.
Witness:


/s/ Nancy L. Martin                              By: /s/ Dana R. Sutton
---------------------                               -------------------------
Assistant Secretary                                  Vice President